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                                                                  RULE 424(b)(2)
                                             REGISTRATION STATEMENT NO. 33-57597


PRICING SUPPLEMENT NO. 5, DATED December 27, 1995
TO PROSPECTUS, DATED MARCH 3, 1995 AND
PROSPECTUS SUPPLEMENT, DATED MARCH 16, 1995


                                     BARNETT BANKS, INC.
                                 MEDIUM-TERM NOTES, SERIES D
                                      (FLOATING RATE)

                         DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


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PRINCIPAL AMOUNT: $100,000,000                          NOTES:
INITIAL INTEREST RATE: 5.80469%                         /X/ Senior Notes      / / Subordinated Notes
ORIGINAL ISSUE DATE: December 28, 1995
STATED MATURITY: December 28, 1998
SPREAD: Plus 12.5 basis points
INTEREST BASE RATE: LIBOR - Telerate (3 months
Index Maturity)

CALCULATION AGENT: The First National
Bank of Chicago
NET PROCEEDS TO THE COMPANY: $99,909,700
INTEREST RESET DATES: Each Interest Payment            ---------------------------------------------
Date
INTEREST RATE DETERMINATION DATES: The                 ---------------------------------------------
second London and New York Business Day preceding        FORM:
each Interest Payment Date                               /X/ Book Entry       / / Certified

CURRENCY UNIT: U.S. dollars
INTEREST PAYMENT DATES: The 28th day of
March, June, September and December up to and including the date of Maturity

REGULAR RECORD DATES: The date fifteen calendar
days immediately preceding an Interest Payment Date     ---------------------------------------------


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   The aggregate principal amount of this offering is U.S. $100,000,000 and relates only to Pricing
   Supplement No. 5. Securities, including Medium-Term Notes, Series D, may be issued by the Company in the aggregate principal amount of up to U.S. $1,000,000,000 or the equivalent in foreign currency units. To date, including this offering, an aggregate of U.S. $600,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series D, and all other Securities, have been issued.

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TYPE OF SALE:                   IF PRINCIPAL TRANSACTION, REOFFERING AT:
  / / As Agent:                   /X/ varying prices related to prevailing market prices at the time or times of resale to one or more investors.

  /X/ As Principal                / / fixed public offering price of __% of Principal Amount
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                                   SALOMON BROTHERS INC

                THE NOTES OFFERED HEREBY ARE NOT INSURED BY THE FEDERAL DEPOSIT
                     INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY